Exhibit 23.1

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Highlands Bankshares, Inc. registration statement on Form S-3D (Registration No. 333-83618) of our report dated February 2, 2007 on our audits of the consolidated financial statements of Highlands Bankshares, Inc. and Subsidiaries as of December 31, 2006, 2005 and 2004, and for the periods then ended. Such report is included in the Highlands Bankshares, Inc. 2006 Annual Report to Stockholders, which is filed as exhibit 13 to Form 10-K for the year ended December 31, 2006.

CERTIFIED PUBLIC ACCOUNTANTS

Bluefield, West Virginia

March 27, 2007